Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Investment Trust of our reports dated December 15, 2017 and December 19, 2017, relating to the financial statements and financial highlights for the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Reports on Form N-CSR for the periods ended October 31, 2017. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Policy Regarding Disclosure of Portfolio Holdings” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 27, 2018

Exhibit 99.(j)

Appendix A

John Hancock Investment Trust:
Fund Name	Opinion Date
John Hancock Balanced Fund	12/19/17
John Hancock Disciplined Value International Fund	12/19/17
John Hancock Emerging Markets Equity Fund	12/19/17
John Hancock Enduring Assets Fund	12/19/17
John Hancock ESG All Cap Core Fund	12/15/17
John Hancock ESG International Equity Fund	12/15/17
John Hancock ESG Large Cap Core Fund	12/15/17
John Hancock Fundamental Large Cap Core Fund	12/19/17
John Hancock Global Focused Strategies Fund	12/19/17
John Hancock Seaport Fund	12/19/17
John Hancock Small Cap Core Fund	12/19/17
John Hancock Value Equity Fund	12/19/17